SERVICES AGREEMENT

     This Services Agreement is made and entered into this 22nd day of May 2001, by and between Office Managers, Inc., 136 East South Temple, Suite 1600, Salt Lake City, Utah 84111 a Nevada corporation (the "Company"), and MediaComm Marketing International, Inc., 925 W. Kenyon Ave. Suite 15, Englewood, Colorado, 80110 ("MediaComm").

                                  RECITALS

     MediaComm is in the business of website and portal development, hosting and maintenance, public and investor/broker relations, mass media campaigns and lead generation, and has experience in consulting with start-up and developing companies. MediaComm is willing and desires to provide services to the Company, and the Company is willing to engage the services of MediaComm, upon the terms, covenants and conditions hereinafter set forth.

                                 AGREEMENT

     NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

     1. Engagement of MediaComm. The Company agrees to retain the services of MediaComm on the following matters and MediaComm hereby agrees to provide the following services:

          A. Website/Portal Development, Hosting and Maintenance.
          -------------------------------------------------------
               i) MediaComm will design and construct the Company's website/portal from inception through development relying primarily on commercially available licensed technologies under the name. This will include leading the design process and creating the technical and business model through the application of the web solutions using the current best web technologies.
          The Company's website/portal will be fully operational within eight months from the date of this Agreement.

               ii) Following design and construction of the Company's website/portal, MediaComm will provide ongoing hosting and maintenance services as more fully set forth in Exhibit A to this Agreement.

          B.  Analyst, Money Managers, Broker and Market Maker Relations.
          ---------------------------------------------------------------
               i) MediaComm will undertake a turnkey financial public
          relations campaign aimed at increasing awareness of the Company among the financial community, including financial analysts, money managers, brokers and market makers. This campaign will include, but not be limited to: preparing and releasing appropriate press releases, preparing and mailing due diligence kits to money managers, brokers and market makers and to each analyst currently analyzing the industries in which the Company competes on at least a semi-annual basis; make personal introductions to at least 20 different analysts, money managers, brokers and market makers and analysts. MediaComm will also be available to handle all calls from analysts, money managers, brokers and market makers and to respond to all requests for information. MediaComm will not violate any federal or state securities laws in its dealings with analysts, money managers, brokers and market makers, and will advise the Company as to compliance with federal and state securities laws in all communications with these groups.
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          C.  Mass Media Campaign
          -----------------------
               i) MediaComm will create, implement and carry out a mass
          media campaign aimed at increasing awareness of the Company and its website/portal among the office manager community and driving traffic to the Company's website/portal. In creating this campaign, MediaComm will perform appropriate market research to assure the campaign will reach the office manager community. As part of its market research and media campaign, MediaComm will create a customized database compiling relevant information such as names, addresses, phone numbers, e-mail addresses and relevant market information. MediaComm will perform direct mailings, direct e-mailings and other directed advertising activities on a monthly basis. MediaComm may also produce and air 30 and 60 second or longer radio and television advertising commercials in all appropriate regional or national markets.

          D.  Lead Generation.
          --------------------
               i) MediaComm will undertake an intensive lead generation campaign via direct phone contacting, direct mailing, direct e-mailing and by establishing relationships with appropriate professional organizations, to locate, screen and enroll suitable credit and collections professionals to participate in the Company's network. MediaComm will also develop a database, meeting the Company's specifications, to accommodate necessary information regarding collections professionals contacted and enrolled in the Company's network.

     All services rendered by MediaComm shall be performed subject to the supervision and direction of the Company Board of Directors. All services shall be rendered to the Company by MediaComm as an independent contractor and not as an employee of the Company.

     2. Term. The term of this Agreement shall be for a period of two years commencing on the 22nd day of May, 2001, unless terminated earlier pursuant to Section 6 below; provided, however, that MediaComm's obligations regarding confidentiality in Section 5 below and Company's obligation to compensate MediaComm as set forth in Section 4 below shall continue in effect after such termination.



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     3.  MediaComm's Devotion of Time.  MediaComm hereby agrees to provide sufficient employees, to complete the prompt and faithful performance of
the duties assigned to it by the Company.   The Company acknowledges and
agrees that MediaComm may act as a consultant or in any other capacity with other firms or business ventures without the consent or approval of the Company, unless such other persons compete directly or indirectly with the Company, in which case MediaComm must obtain the prior written consent of the Company.

     4. Compensation; Reimbursement. As compensation to MediaComm for the services to be rendered to the Company, the Company agrees:

     (a) MediaComm will be compensated $1,000 per month payable on the first day of the month commencing June 1, 2001.

     (b) MediaComm will be reimbursed for all reasonable costs advanced to the Company including, but not limited, to press release fees, media placements and travel costs of broker/dealer meetings attended by representatives of MediaComm and the Company.

     5.  Confidentiality of Trade Secrets and Other Materials.

     5.1 Trade Secrets. Other than in the performance of its duties hereunder, MediaComm agrees not to disclose, either during the term of this Agreement with the Company or at any time thereafter, to any person, firm or corporation any information concerning the business affairs, the trade secrets, intellectual property, service provider network, customer lists or similar information of the Company. Any technique, method, process or technology used by the Company shall be considered a "trade secret" for the purposes of this Agreement.

     5.2 Ownership of Trade Secrets; Assignment of Rights. MediaComm hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, service provider lists, client files, service provider files and materials made by it or by the Company are the property of the Company and shall not be used by it in any way adverse to the Company's interests. MediaComm shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board of Directors of the Company or its executive committee.

     6. Patents and Inventions. All materials, and any inventions (whether or not patentable) works of authorship, trade secrets, ideas, concepts and trade or service marks (collectively "Inventions") created, conceived or prepared by MediaComm in the performance of its duties herein, shall belong exclusively to the Company. MediaComm hereby assigns all Inventions to the Company, and its assigns, except for works of hire which do not require an assignment to vest ownership in the Company. To the extent copyrights exist in any works of authorship, such works shall be deemed, to the extent legally permitted, to be works of authorship, such works made for hire as that term is used in the Copyright Act of 1976. We may, at our option but at our expense, seek protection for any Invention by obtaining patents, copyright registrations, trademark registrations, and/or other recordations, registrations and filings related to proprietary or intellectual property rights. MediaComm agrees at no charge to execute, and to cause your employees to execute such documents including such further assignments, applications and conveyances and supply such information as we shall request, in order to permit us or our assigns to protect, perfect, register, record and maintain our rights in the Inventions and effective ownership of the throughout the world.


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     7.  Termination.

     7.1 Basis for Termination. This Agreement may be terminated on the occurrence of any one or more of the following events:

          (1) Any material breach of this Agreement, which remains uncured for a period of 10 days after delivery of notice of default by the non-defaulting party.

          (2)  By mutual agreement of the parties.

          (3) Either party may terminate their services hereunder by giving the other party 30 days prior written notice, which termination shall be effective on the 30th day following such notice.

     8.  Miscellaneous.

     8.1 Transfer and Assignment. This Agreement is personal as to MediaComm and shall not be assigned or transferred by MediaComm without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

     8.2 Independent Contractor. All the Services shall be performed by you as an independent contractor. You are not our employee, partner, joint venturer or agent. You shall not make any representations or commitments on our behalf without our prior written consent.

     8.3 Severability. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

     8.4 Governing Law. This Agreement is made under and shall be construed pursuant to the laws of the State of Utah.

     8.5 Compliance with Laws. MediaComm shall fully comply with all laws, ordinances, rules and regulations which are applicable to the performance of your services. MediaComm agrees to indemnify and hold the Company harmless from all claims, damages and expenses (including but not limited to actual attorneys's fees) resulting from your failure to comply.



                                     4

     8.6 Counterparts. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

     8.7 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

     8.8 Modification. This Agreement may be modified, amended, superseded, or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

     8.9 Attorneys' Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

     8.10 Waiver. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

     8.11 Cumulative Remedies. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one or such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

     8.12 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

     8.13 Notices. Any notice under this Agreement must be in writing, may be telecopied, sent by express 24-hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:



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     If to the Company:  Office Managers, Inc.
                         136 East South Temple, Suite 1600
                         Salt Lake City, Utah 84111

     With a copy to:     Poulton & Yordan
                         136 East South Temple, Suite 1700-A
                         Salt Lake City, Utah 84111

     If to Consultant:   MediaComm Marketing International, Inc.
                         925 W. Kenyon Ave. Suite 15
                         Englewood, Colorado, 80110

     Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.

     8.14 Survival. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on MediaComm and the Company.

     8.15 Effective Date. This Agreement shall become effective as of the date set forth on page one when signed by MediaComm and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

Office Managers,  Inc.             MediaComm Marketing International, Inc.


By:/s/ John M. Hickey              By:/s/ Don Montague
   ------------------                 ----------------
Its: President                     Its: President
     ---------                          ---------






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